Exhibit 1

MERRILL LYNCH & CO., INC.

(a Delaware corporation)

UNDERWRITING AGREEMENT FOR COMMON STOCK

Dated: July 29, 2008

MERRILL LYNCH & CO., INC.

(a Delaware corporation)

380,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

July 29, 2008

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), confirms its agreement with you (the “Underwriter”) (i) with respect to the sale by the Company and purchase by the Underwriter of an aggregate of 380,000,000 shares of the Company’s Common Stock, par value $1.33 1/3 per share (the “Common Stock”), and (ii) with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 57,000,000 additional shares of Common Stock, to cover overallotments. The aforesaid shares (the “Initial Shares”) to be purchased by the Underwriter and all or any part of the shares subject to the option described in Section 2(b) hereof (the “Option Shares”) are hereinafter referred to as the “Shares.”

The Company wishes to confirm as follows their agreement with the Underwriter in connection with the purchase of the Shares by the Underwriter.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-132911), including the related prospectus or prospectuses (the term “prospectus” shall include, for the avoidance of doubt, any product supplements or pricing supplements to any prospectus), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Common Stock, including the Shares, under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule

430B Information.” Each prospectus (including, for the avoidance of doubt, any product supplements or pricing supplements to such prospectus) used in connection with the offering of the Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement, at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

Section 1.                    Representation and Warranties.

(a)      Representations and Warranties by the Company.  The Company represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(2) hereof and as of the Closing Time (as defined below) and as of each Date of Delivery (as defined below) (in each case, a “Representation Date”), as follows:

(1)       Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus filed pursuant to Rule 424 of the 1933 Act Regulations), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule

405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(2)      Registration Statement, Prospectus and Disclosure at Time of Sale.  The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on March 31, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at each Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and each Date of Delivery, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use therein.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act), complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to you for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Pricing Information (as defined below), the Statutory Prospectus (as defined below) and the July 29, 2008 Press Release (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:30 a.m. (Eastern time) on July 29, 2008 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“July 29, 2008 Press Release” means the press release of the Company issued on July 29, 2008, which is attached hereto as Exhibit C.

“Pricing Information” means the information contained in Schedule I hereto.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Company as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company you expressly for use therein.

(3)      Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (c) at the Closing Time and each Date of Delivery, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(4)      No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (such a material adverse change hereinafter referred to as a “Material Adverse Effect”).

(5)      Independent Accountants.  Deloitte & Touche LLP, which has audited certain financial statements of the Company, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(6)      Good Standing.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(7)      Good Standing of Subsidiaries.  Each subsidiary of the Company which is a “significant subsidiary” as defined in Regulation S-X under the 1933 Act (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K of the Company filed with the Commission under Section 13 of the 1934 Act and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the 1933 Act.

(8)      Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(9)      Authorization of Shares. The Shares have been duly authorized by the Company for issuance and sale pursuant to this Agreement. The Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefore will be validly issued, fully paid and non-assessable and will not be subject to preemptive or similar rights of any securityholder of the Company.

(10)      Descriptions of the Shares.  The Shares, as of the date of the Prospectus, will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(11)      Absence of Proceedings.  There is not any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties, or operations thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, property, or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(12)      Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to so possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(b)      Officer’s Certificate. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to you or your counsel in connection with the offering of Shares shall be deemed a representation and warranty by the Company to you as to the matters set forth in such certificate as of the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

Section 2.      Sale and Delivery to the Underwriter; Closing.

(a)      Initial Shares.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to you, and you hereby agree, to purchase from the Company, at a purchase price set forth on Schedule I hereto, the Initial Shares less the Underwritten Excess Shares (as defined below). Provided that the conditions precedent to your obligation to purchase any Underwritten Excess Shares are satisfied, including without limitation the condition set forth in Section 5(i) of this Agreement that each Excess Closing with respect thereto occur simultaneously with the closing of the related Underwritten Excess Shares, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to you, and you hereby agree, to purchase from the Company, at a purchase price set forth on Schedule I hereto, such Underwritten Excess Shares.

(b)      Option Shares.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to you an option to purchase up to an additional 57,000,000 Option Shares at the purchase price set forth on Schedule I hereto, less an amount per Option Share equal to any dividends declared by the Company and payable on the Initial Shares but not payable on the Option Shares. Such option shall expire 30 days from the date hereof, and may be exercised on up to two occasions in whole or in part from time to time only for the purpose of covering overallotments in connection with the offering and distribution of the Initial Shares upon notice by you to the Company setting forth the number of Option Shares as to which you are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by you, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed between you and the Company.

(c)      Payment.  Payment of the purchase price for, and delivery of the certificates representing, the Initial Shares to be purchased by you shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on the third business day following the date hereof or such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a “Closing Time”); provided, however, that with respect to a number of Initial Shares (the “Underwritten Excess Shares”) equal to the number of the Excess Shares (as such term is defined in the Share Subscription Agreement, dated as of July 28, 2008, by and between Temasek Capital (Private) Limited and/or its affiliates and Merrill Lynch & Co., Inc (the “Temasek Subscription Agreement”)), payment of the purchase price for, and delivery of the certificates representing, such Underwritten Excess Shares to be purchased by you shall be made on one or more occasions at the same location and time (each, an “Underwritten Excess Share Closing Time”) as those for the Excess Closing (as such term is defined in the Temasek Subscription Agreement) with respect thereto, or as otherwise agreed by you and the Company. For the avoidance of doubt, the foregoing proviso will result in all of the Initial Shares other than the Underwritten Excess Shares being delivered against payment therefor at the Closing Time, with payment against delivery of the Underwritten Excess Shares occurring at each Underwritten Excess Share Closing Time. Any date on which an Underwritten Excess Share Closing Time occurs shall be a “Date of Delivery” with respect to such Underwritten Excess Shares for the purposes of this Agreement, other than in any context relevant only to the Option Shares.

In addition, in the event that any or all of the Option Shares are purchased by you, payment of the purchase price for, and delivery of the certificates representing, such Option Shares shall be made at the above-mentioned office of Sidley Austin LLP, or at such other place as may be agreed upon by you and the Company, at 10:00 A.M. on each Date of Delivery as specified in the notice from you to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to you for your account (unless such Shares are issuable only in the form of one or more global securities registered in the name of a depository or a nominee of a depository, in which event the Underwriter’s interest in such global certificate shall be noted in a manner satisfactory to the Underwriter and its counsel).

(d)      Denominations; Registration. Certificates for the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as you may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery. The certificates for the Initial Shares and the Option Shares, if any, will be made available for examination and packaging by you in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e)      Covenant by the Underwriter. You represent and agree that you have not taken and will not take any action to permit a public offering of the Shares in any jurisdiction outside the United States where action by the Company would be required for such purpose. You further represent and agree that you have not offered or sold and will not offer or sell any Shares in any jurisdiction outside the United States except under circumstances that resulted in or will result in compliance with all applicable laws thereof and, in connection therewith, represent and agree that you have complied and will comply with the respective restrictions applicable to the jurisdictions specified in the Prospectus with respect to the offer and sale of the Shares in such jurisdictions.

Section 3.    Covenants of the Company. The Company covenants with you as follows:

(a)      Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the 1933 Act Regulations, if and as applicable, and will notify you as soon as reasonably possible of (i) the effectiveness of any post-effective amendment to the Registration Statement or new registration statement relating to the Shares or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or otherwise deemed to be a part thereof or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will effect the filings required under Rule 424 of the 1933 Act Regulations, in the manner and within the time period required by Rule 424, and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably possible. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)      Notice of Filing Amendments. The Company will give you notice of its intention to file any amendment to the Registration Statement or new registration statement relating to the Shares or any amendment or supplement to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus or the General Disclosure Package, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and the Company will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing or use, and will not file any such amendment or supplement or other documents or use any such amendment, supplement or document in a form to which you or your counsel shall reasonably object.

(c)      Delivery of Registration Statements. The Company has furnished or will deliver to you and your counsel, without charge, upon written request, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to you, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriter. Copies of the Original Registration Statement and each amendment thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)      Delivery of Prospectuses. The Company will deliver you, without charge, as many copies of each preliminary prospectus as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish you, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request. The Prospectus and any amendments or supplements thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)      Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, which the Company may request to be in writing, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, which the Company may request to be in writing, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be reasonably necessary to correct such statement or omission or to comply with such requirements, and the Company will furnish to you, without charge, such number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify you and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)      Blue Sky Qualifications. The Company will use reasonable efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as you may request, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(g)      Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide to you the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)      Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1933 Act and the 1934 Act Regulations.

(i)      Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains your prior consent, and you represent and agree that, unless you obtain the prior consent of the Company, you have not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and you is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(j)      Listing. The Company will use all reasonable efforts to effect the listing of the Shares on the New York Stock Exchange.

(k)      Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder

(including without limitation any Shares to be sold to Temasek Holdings or any of its affiliates hereunder), (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) any shares of Common Stock or convertible securities issued by the Company in exchange for or upon early conversion of any of the $6.6 billion aggregate liquidation preference of the Company’s 9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock.

Section 4. Payment of Expenses.

(a)      Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement as originally filed and all amendments thereto, and the preparation, printing and delivery of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (ii) the preparation, issuance and delivery of the Shares, any certificates for the Shares to the Underwriter, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to you, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisers or agents (including transfer agents and registrars), (iv) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the fee and disbursements of the Company’s counsel in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by you to investors, (vi) the printing and delivery to you of copies of the Blue Sky Survey, (vii) the fees and expenses, if any, incurred in connection with the listing of the Shares on the New York Stock Exchange or any other national securities exchange, and (viii) the filing fees incident to, and the reasonable fees and disbursements of your counsel in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares.

(b)      Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 10(a)(i), the Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of your counsel.

Section 5.      Conditions of the Underwriter’s Obligations. Your obligation to purchase Initial Shares pursuant hereto at the Closing Time is subject to the accuracy of the representations and warranties on the part of the Company contained in Section 1, to the accuracy of the statements of the Company’s officers made in any or in certificates of the Company or any of its subsidiaries furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

(a)      Effectiveness of Registration Statement.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (or any required post-effective amendment providing such information, in accordance with the requirements of Rule 430(B) shall have been filed and become effective under the 1933 Act). The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)      Opinion of Counsel for Company.  At the Closing Time, the you shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Company, in form and substance satisfactory to you, to the effect set forth in Exhibit A hereto and to such further effect as the Underwriter or counsel to the Underwriter may reasonably request.

(c)      Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman of the Board, the President, the Chief Financial Officer, a Vice President, the Treasurer, an Assistant Treasurer, the Controller or the Vice President and Finance Director (Principal Accounting Officer) of the Company dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Company’s knowledge, threatened by the Commission.

(d)      Accountant’s Comfort Letter.  At the time of execution of this Agreement and at the Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter in the form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(e)      Additional Documents.  At the Closing Time or Date of Delivery, as the case may be, you or your counsel shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to you.

(f)      Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Underwritten Excess Shares or Option Shares on an Underwritten Excess Share Closing Time or a Date of Delivery, as the case may be, which is after the Closing Time, your obligation to purchase any Underwritten Excess Shares with respect to any such Underwritten Excess Share Closing Time or relevant Option Shares may be terminated by notice to the Company at any time at or prior to the Closing Time or such Underwritten Excess Share Closing Time or Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any termination and remain in full force and effect.

(g)      Approval of Listing.  At Closing Time, the Shares shall have been approved for listing, subject only to official notice of issuance.

(h)      Lock-up Agreements.  At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit B hereto signed by John A. Thain, Gregory J. Fleming, Rosemary T. Berkery, Nelson Chai and Robert J. McCann.

(i)      Excess Closing.  For each closing of the Underwritten Excess Shares, at the Underwritten Excess Share Closing Time with respect thereto, the conditions precedent to the applicable Excess Closing (as such term is defined in the Temasek Subscription Agreement) specified in the Temasek Subscription Agreement shall have been satisfied or waived and the Excess Closing shall occur simultaneously with the closing of any of the Underwritten Excess Shares with respect thereto. For the avoidance of doubt, if any Excess Closing does not occur, then you are not obligated to purchase the Underwritten Excess Shares with respect thereto. Notice of the satisfaction or waiver of conditions precedent with respect to any Excess Closing will be provided pursuant to the Temasek Subscription Agreement.

Section 6.      Indemnification.

(a)      Indemnification of the Underwriter.  The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(3)      against any and all expense whatsoever, as incurred (including the fees and disbursements of your counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriter or who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who is a director, officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

(b)      Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(c)      Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, except that the Company shall be liable for the fees and expenses of one counsel representing the Underwriter and the persons controlling the Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)      Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such written request prior to the date of such settlement.

Section 7.      Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 8.      Commercial Transaction.  The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (iii) the Underwriter has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 9.      Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Shares to the Underwriter.

Section 10.      Termination.  (a)  This Agreement may be terminated by the Underwriter, immediately upon notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 9 and 14 shall remain in effect.

(b)      Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 9 shall survive such termination and remain in full force and effect.

Section 11.      [RESERVED]

Section 12.      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at 4 World Financial Center New York, New York 10080, attention to Global Origination Counsel, notices to the Company shall be directed to it at 4 World Financial Center, 24th Floor, New York, New York 10080, attention of the Treasurer with a copy to the Corporate Secretary at 222 Broadway, 17th Floor, New York, New York 10038.

Section 13.      Parties.  This Agreement shall inure to the benefit of and be binding upon each of the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representative, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14.      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 15.      Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriter and the Company in accordance with its terms.

Very truly yours,
Merrill Lynch & Co., Inc.

By
Name:
Title:

Confirmed and Accepted,
as of the date first above written:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By
Name:
Title:

Schedule I

Pricing Information

Purchase Price per Share to be paid by the Underwriter to the Company: $21.9375

Number of Initial Shares: 380,000,000

Number of Option Shares: 57,000,000

I-1

Exhibit A

Opinion of Sidley Austin LLP

(i)      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)      The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii)      The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (such a material adverse change hereinafter referred to as a “Material Adverse Effect”).

(iv)      The Underwriter has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York; all of the issued and outstanding capital stock of the Underwriter has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any pledge, lien, encumbrance, claim or equity.

(v)      The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(vi)      The Shares (including the Option Shares) have been duly and validly authorized for issuance and sale by all necessary corporate action and, when issued and delivered by the Company against payment of the consideration therefor pursuant to the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable. Such Shares will not be subject to the preemptive rights of any stockholder of the Company.

(vii)      The Shares conform in all material respects to the description thereof in the Prospectus.

(viii)      The information in the Prospectus under “Description of the Common Stock” or any caption purporting to describe such securities, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(ix)      The execution, delivery and performance of the Underwriting Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described under the caption “Use of Proceeds”) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, events, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets properties, assets or operations.

(x)      The Registration Statement became effective upon filing under the 1933 Act. Any required filing of the Preliminary Prospectus or the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

(xi)      The Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to thereto, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xii)      The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended, as applicable, and the rules and regulations of the Commission thereunder.

(xiii)      No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or in connection with the transactions contemplated under the Underwriting Agreement other than under the 1933 Act or the 1933 Act Regulations, which have been obtained, or as may be required under the 1933 Act, the 1933 Act Regulations or state securities or blue sky laws.

(xiv)      The Company is not and, upon the issuance and sale of the Shares and the application of the net proceeds therefrom as described in the General Disclosure Package and Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

We have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company and the Underwriter at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed and, although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, nothing has come to our attention that has caused us to believe that (i) the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement) at each deemed effective date with respect to the Underwriter pursuant to 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the General Disclosure Package (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), as of the Applicable Time, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued or at the date hereof, contained or contains an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B

July 29, 2008

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

                  Incorporated,

4 World Financial Center

New York, New York 10080

Re:	Proposed Public Offering by Merrill Lynch & Co., Inc.

Dear Sirs:

The undersigned, a stockholder and an officer of Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $1.33-1/3 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restriction set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the

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Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

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Exhibit C

Merrill Lynch & Co., Inc.
World Headquarters
4 World Financial Center
New York, NY 10080

Release date: July 29, 2008

For information contact:

Media Relations:	Investor Relations:
Jessica Oppenheim	Sara Furber
(212) 449-2107	(866) 607-1234
jessica_oppenheim@ml.com	investor_relations@ml.com

MERRILL LYNCH ISSUES AMENDED PRO FORM A

STOCKHOLDERS’ EQUITY SCHEDULE

NEW YORK, July 29 – Merrill Lynch (NYSE: MER) today announced a $500 million holder of the mandatory convertible preferred stock has decided not to exchange their shares into common stock. The change has no impact on “if-converted” book value per common share or the firm’s pro forma capital ratios. The security’s reset feature will be eliminated.

Please see amended schedule of pro forma stockholders’ equity.

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Merrill Lynch is one of the world’s leading wealth management, capital markets and advisory companies with offices in 40 countries and territories and total client assets of approximately $1.6 trillion. As an investment bank, it is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes and serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill Lynch owns approximately half of BlackRock, one of the world’s largest publicly traded investment management firms with $1.4 trillion in assets under management at June 30, 2008. For more information on Merrill Lynch, please visit www.ml.com.

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The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, and the other documents relating to this offering that the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents without cost by

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visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Company or the underwriter participating in this offering, will arrange to send you the prospectus if you so request by calling toll-free 1-866-500-5408.

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Merrill Lynch may make forward-looking statements, including, for example, statements about management expectations and intentions, announced but not completed transactions (including transactions discussed in this release), strategic objectives, growth opportunities, business prospects, investment banking pipelines, anticipated financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch’s beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch’s control, which affect the operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility; actions and initiatives taken by current and potential competitors; general economic conditions; the effect of current, pending and future legislation, regulation, and regulatory actions; and the other additional factors described in the Risk Factors section of Merrill Lynch’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007 and also disclosed from time to time in its subsequent reports on Form 10-Q and 8-K, which are available on the Merrill Lynch Investor Relations website at www.ir.ml.com and at the SEC’s website, www.sec.gov.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Merrill Lynch may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

Merrill Lynch may also, from time to time, disclose financial information on a non-GAAP basis where management believes this information will be valuable to investors in gauging the quality of Merrill Lynch’s financial performance and identifying trends.

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Merrill Lynch & Co., Inc.
(Unaudited)	(dollars in billions except per share amounts, shares in millions)

Amended Pro Forma Stockholders’ Equity

	2Q08 Estimate	Pro Forma Adjustments (1)	2Q08 Pro Forma (1)
Stockholders’ Equity
Common Stockholders’ Equity	$21.1	$11.2	$32.3
Preferred Stockholders’ Equity	13.7	(4.9)	8.8

Total Stockholders’ Equity	$34.8	$6.3	$41.1

Common Shares Outstanding (millions)	985	490	1,475
Book Value per Common Share	$21.43		$21.88

“If-Converted” Stockholders’ Equity
Common Stockholders’ Equity	$21.1	$11.2	$32.3
Convertible Preferred Stock	6.6	(4.9)	1.7

“If-Converted” Stockholders’ Equity	$27.7	$6.3	$34.0

“If-Converted” Common Shares Outstanding (millions)	1,111	418	1,529
“If-Converted” Book Value per Common Share	$24.94		$22.21

Tier 1 Capital Ratio (Tier 1 / Risk Weighted Assets)	7.5%		10.5%
Total Capital Ratio (Total Allowable Capital / Risk Weighted Assets)	12.1%		16.6%

(1)	Pro forma adjustments include the following transactions and assumptions (including estimates for transaction-related adjustments):
(a)	Gain on completed sale of Bloomberg for $4.425 billion in proceeds.
(b)	Estimated gain on closing planned sale of a majority of FDS amounting to substantially all of the enterprise value of approximately $3.5 billion, marking remaining stake to sale price.

This sale is currently subject to a non-binding letter of intent and there can be no assurance that a definitive agreement will be completed with the current purchasers, or if a sale is consummated, that it will be on the financial terms reflected in our pro forma calculations and disclosures.

(c)	Pre-tax write-downs of $4.4 billion associated with the CDO sale and an additional $1.3 billion related to termination and settlement negotiations with monoline guarantors.
(d)	Conversion of $4.9 billion of Merrill Lynch’s 9% Non-Voting Mandatory Convertible Preferred Stock into 179.7 million shares of common stock.
(e)	The offering of 310,000,000 shares of common stock at a price of $27.52 per share (the closing price as of July 25, 2008, for total proceeds of $8.5 billion, less $2.5 billion paid to Temasek in satisfaction of obligations under the reset provision, and including 13.5 million incremental ‘if-converted’ common shares to reflect the exchange for a new mandatory convertible preferred stock issuance and 8.8 million shares to reflect the settlement of reset provisions for the remaining 9% Non-Voting Mandatory Convertible Preferred Stock holder.

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